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                                                                      Exhibit 21

                     SUBSIDIARIES OF IMPERIAL SUGAR COMPANY


Subsidiary                                       Jurisdiction of Incorporation
----------                                       -----------------------------

Holly Sugar Corporation                          New York

Diamond Crystal Brands, Inc.                     Delaware

Michigan Sugar Company                           Michigan

Imperial Savannah LP                             Delaware

Diamond Crystal Specialty Foods, Inc.            Michigan

Imperial Sugar Securitization, LLC               Delaware

Crown Express, Inc.                              Texas

DSLT Holding Company                             Delaware

Diamond Crystal Specialty Foods, Inc.            Michigan

Diamond Crystal Specialty Foods of Canada LTD    Quebec

Menu Magic Foods, Inc.                           Indiana

Fort Bend Utilities Co. Inc.                     Texas

Holly Finance Company                            Delaware

HSC Export                                       Virgin Islands

Holly Northwest Company                          Nevada

Holly Temps, Inc.                                Delaware

Limstone Products Company, Inc.                  Delaware

The Bighorn Limstone Company                     Montana

ICUBE, Inc.                                      Delaware

Imperial Distributing, Inc.                      Delaware

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Imperial Holly Corporation                       Texas

Imperial Sweetener Distributors, Inc.            Texas

Ragus Holdings, Inc.                             Delaware

Savannah Foods & Industries Inc.                 Delaware

Biomass Corporation                              Delaware

Diamond Crystal Brands, Inc.                     Delaware

Dixie Crystal Foodservice, Inc.                  Delaware

Food Carrier, Inc.                               Georgia

Great Lakes Sugar Company                        Ohio

Michigan Sugar Company (Canada Limited)          Ontario

Phoenix Packaging Corporation                    Delaware

Refined Sugar Trading Institute                  Delaware

Savannah Foods Industrial Inc.                   Delaware

Savannah International Company                   Delaware

Savannah Packaging Company                       Delaware

Savannah Total Invert                            Delaware

Savannah Investment Company                      Delaware

Savannah Molasses & Specialties Company          Delaware

Imperial Savannah LP                             Delaware

Savannah Sugar Refining Corporation              Georgia

Wholesome Sweeteners LLC                         Florida

Wholesome Sweeteners Group LTD                   Florida